UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2009

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12404 Park Central Drive, Suite 400

Dallas, Texas 75251

(Address of principal executive offices) (zip code)

(214) 224-1081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2009 (the “Effective Date”) Cornerworld Corporation (“Cornerworld”) completed its acquisition (the “Acquisition”) of all of the issued and outstanding equity interests of each of (i) Woodland Wireless Solutions, Ltd., a Michigan corporation (“Woodland Wireless”), (ii) West Michigan Co-Location Services, L.L.C., a Michigan limited liability company (“WMCLS”) and (iii) T2 TV, L.L.C., a Michigan limited liability company (“T2 TV”), and forty voting member units of S Squared, LLC, an Illinois limited liability company doing business in the state of Michigan as “Ranger Wireless LLC” (“Ranger”), through its newly-formed wholly-owned subsidiary, Woodland Holdings Corp., a Delaware corporation (“Woodland Holdings”), pursuant to the terms of the Stock Purchase Agreement, dated the Effective Date, (the “Stock Purchase Agreement”) by and among Woodland Holdings, Cornerworld, Ned B. Timmer and HCC Foundation, a Michigan not-for-profit corporation (“HCC Foundation”). Simultaneously with its entry into the Stock Purchase Agreement, Woodland Holdings entered into a Unit Purchase Agreement, dated the Effective Date, (the “Unit Purchase Agreement”) pursuant to which it agreed to purchase all of the outstanding voting member units of each of Phone Services and More, L.L.C., a Michigan limited liability company doing business as Visitatel (“Visitatel”) and T2 Communications, L.L.C., a Michigan limited liability company (“T2 Communications”) from Mr. Timmer, subject to the terms and conditions set forth therein. Woodland Wireless, WMCLS, T2 TV, Ranger, Visitatel and T2 Communications are collectively referred to in this report as the “Woodland Group”. The total purchase price for the Woodland Group was approximately $12,200,000. On February 24, 2009, Cornerworld issued a press release announcing the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The material terms of each of the Stock Purchase Agreement and the Unit Purchase Agreement, as well as the terms of related material agreements entered into by Cornerworld and/or Woodland Holdings in connection with the Acquisition, are set forth below.

Pursuant to the terms of the Stock Purchase Agreement, Woodland Holdings purchased from Mr. Timmer all of the issued and outstanding shares of common stock of Woodland Wireless and all of the issued and outstanding voting member units of each of WMCLS and T2 TV (collectively, the “Woodland Shares”) and from HCC Foundation, forty voting member units of Ranger (the “Ranger Shares”). Immediately following the Acquisition, the Ranger Shares were contributed to Woodland Wireless and all other issued and outstanding voting member units of Ranger remained held by Woodland Wireless. As a result, Ranger became a wholly-owned subsidiary of Woodland Wireless.

The purchase price for the Woodland Shares was paid to Mr. Timmer as follows: (i) $1,575,000 in cash; (ii) a secured debenture, dated as of the Effective Date, issued by Cornerworld and Woodland Holdings, in the principal amount of $3,100,000 (the “Debenture”); (iii) a purchase money note, dated as of the Effective Date, issued by Woodland Holdings, in the principal amount of $4,200,000, (the “Purchase Money Note”); (iv) the contingent amounts set forth in that certain Earn-Out Agreement, dated as of the Effective Date, by and between Woodland Holdings and Mr. Timmer (the “Earn-Out Agreement”); (v) 2,100,000 shares of Cornerworld common stock, par value $0.001 per share (“Common Stock”); (vi) a warrant to purchase 31,450,000 shares of Common Stock for an aggregate exercise price of $100 (the “31,450,000 Warrant”); and (vii) a warrant to purchase 2,750,000 shares of Common Stock at an exercise price of $0.50 per share (the “2,750,000 Warrant” and together with the 31,450,00 Warrant, the “Timmer Warrants”). The purchase price for the Ranger Shares was paid to HCC Foundation as follows: (i) $325,000 in cash and (ii) 400,000 shares of Common Stock. The purchase price for the Acquisition is subject to a working capital adjustment.

Principal under the Debenture is payable quarterly, commencing as set forth in the Debenture, in amounts equal to the greater of (i) scheduled amounts set forth in the Debenture and (ii) 40% of Cornerworld’s free cash flow for such quarter just ended. Interest on the outstanding principal amount under the Debenture is payable monthly commencing May 15, 2009 at the rate of twelve percent (12%) per year. Principal under the Purchase Money Note is not payable until the Debenture has been paid in full. At that time, principal is payable quarterly in amounts equal to 30% of Cornerworld’s free cash flow for such quarter just ended. Interest on the outstanding principal amount under the Purchase Money Note is payable monthly commencing May 15, 2009 at the rate of twelve percent (12%) per year. Both the Debenture and the Purchase Money Note mature on February 23, 2012.

Each of the Debenture and the Purchase Money Note is secured by two pledge and security agreements, dated as of the Effective Date, entered into by Cornerworld and its subsidiaries, granting Mr. Timmer a security interest in certain of the assets of Cornerworld and its subsidiaries. In addition, the obligations under the Debenture are guaranteed by a guaranty, dated as of the Effective Date, issued by Cornerworld, Woodland Holdings and their respective subsidiaries (the “Guaranty”). Each of the Debenture and Purchase Money Note contain certain events of default and remedies, customary for financings of this type. Additionally, the Debenture contains certain affirmative, reporting and negative covenants, customary for financings of this type and certain provisions of the Debenture limit the incurrence of additional debt, issuances of securities and capital expenditures.

Each of the Timmer Warrants is dated as of the Effective Date and is exercisable during the period beginning on the Effective Date and ending on February 23, 2016.

The foregoing description is a summary only and is qualified in its entirety by reference to the Stock Purchase Agreement, the Debenture, the Purchase Money Note, each of the Timmer Warrants, the Cornerworld Pledge and Security Agreement securing the Debenture and the Purchase Money Note, the Woodland Holdings Pledge and Security Agreement securing the Debenture and the Purchase Money Note and the Guaranty attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 respectively, and incorporated by reference herein.

Simultaneously with the Acquisition, pursuant to the terms of the Unit Purchase Agreement, Woodland Holdings agreed to purchase from Mr. Timmer all of the outstanding voting member units of each of Visitatel and T2 Communications for an aggregate purchase price of $300,000 in cash, subject to certain closing conditions, including regulatory approvals and other customary closing conditions. Final consummation of the transactions contemplated by the Unit Purchase Agreement is expected to occur within 90 days of the Effective Date, but in no event will it occur prior to 60 days following the Effective Date. During the period of time between the Effective Date and the closing of the transactions contemplated by the Unit Purchase Agreement or the earlier termination thereof, Cornerworld is required to fund the ordinary course working capital needs of Visitatel and T2 Communications.

The foregoing description is a summary only and is qualified in its entirety by reference to the Unit Purchase Agreement, attached hereto as Exhibit 2.2 and incorporated by reference herein.

Pursuant to the terms of the Earn-Out Agreement, Mr. Timmer is entitled to a payment of $675,000 for each of the four twelve-month periods ending January 31st following the Acquisition if EBITDA for the Woodland Group for such period, less selling, general and administrative expenses, allocation of corporate overhead, capital expenditures and changes in working capital, is greater than $3,575,000 (the “Target EBITDA”). In the event that no earn-out payment is made in a given earn-out period because such period’s EBITDA is less than the Target EBITDA, but the shortfall is less than 10% of the Target EBITDA, and any subsequent earn-out period’s EBITDA is greater than the Target EBITDA by an amount equal to or greater than the shortfall, then the earn-out payment will be made on a catch-up basis for such prior earn-out period.

The foregoing description is a summary only and is qualified in its entirety by reference to the Earn-Out Agreement, attached hereto as Exhibit 10.8 and incorporated by reference herein.

In connection with the Acquisition, on the Effective Date, Cornerworld entered into a subscription agreement (the “Subscription Agreement”) with IU Investments, LLC (“IU Investments”) pursuant to which Cornerworld issued to IU Investments a promissory note, dated as of the Effective Date, in the amount of $1,900,000 (the “Promissory Note”) and 11,400,000 shares of Common Stock. Principal and interest under Promissory Note are payable monthly commencing April 15, 2009 until maturity on April 15, 2010. Interest on the Promissory Note accrues at the rate of sixteen percent (16%) per year. The Promissory Note contains certain events of default and remedies, customary for financings of this type and is secured by to two pledge and security agreements, dated as of the Effective Date, entered into by Cornerworld and its subsidiaries granting IU Investments a security interest in certain of the assets of Cornerworld and its subsidiaries.

The foregoing description is a summary only and is qualified in its entirety by reference to the Subscription Agreement, the Promissory Note, the Cornerworld Pledge and Security Agreement securing the Promissory Note and the Woodland Holdings Pledge and Security Agreement securing the Promissory Note, attached hereto as Exhibits 10.9 and 10.10, 10.11 and 10.12, respectively, and incorporated by reference herein.

Also on the Effective Date, Cornerworld, its wholly-owned subsidiary Enversa Companies LLC (“Enversa”) and Internet University, Inc. (“Internet University”) entered into an amendment (the “Line of Credit Amendment”) to the Revolving Line of Credit Note (the “Line of Credit”) dated as of August 27, 2008, among Enversa and Internet University in order to, among other things, extend the maturity date of Enversa’s line of credit with Internet University to February 22, 2010 and to provide a schedule for payments thereunder. Pursuant to the Line of Credit Amendment, Cornerworld issued 3,000,000 shares of Common Stock to Internet University. Within ten days of the effective date of the Line of Credit Amendment, the outstanding amount of the Line of Credit shall not exceed $400,000.

The foregoing description is a summary only and is qualified in its entirety by reference to the Line of Credit and the Line of Credit Amendment, attached hereto as Exhibits 10.13 and 10.14, respectively, and incorporated by reference herein.

In connection with the Acquisition, Cornerworld entered into a Letter Agreement with Oberon Securities, LLC (“Oberon”) pursuant to which Oberon is entitled to receive (i) an aggregate amount of $600,000, payable in monthly installments of $11,600 and (ii) a warrant to purchase 250,000 shares of Common Stock at an exercise price of twenty cents ($0.20) per share, exercisable for a period of nine years. Additionally, as consideration for previously provided investment advisory services, Cornerworld previously issued to Oberon a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of twenty cents ($0.20) per share, exercisable for a period of nine years.

The foregoing description is a summary only and is qualified in its entirety by reference to the Letter Agreement attached hereto as Exhibit 10.15 and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

In accordance with Instruction 5 of Item 2.01 of Form 8-K and pursuant to Items 9.01(a)(4) and (b)(2) of Form 8-K, Cornerworld is not including historical financial statements of Woodland Wireless and related pro forma financial information in this Current Report on Form 8-K and intends to include those in an amendment to be filed as soon as practicable but not later than May 11, 2009, which date is 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Additionally, on February 17, 2008, Cornerworld issued an aggregate of 600,000 shares of Common Stock to the holders of certain promissory notes issued by its wholly-owned subsidiary, Cornerworld, Inc., in connection with amendments extending the maturity of such promissory notes. The aggregate principal amount of the promissory notes is $100,000 and the holders include (i) Scott Beck, Cornerworld’s Chief Executive Officer, (ii) a trust for the benefit of Mr. Beck’s mother, (iii) Mr. Beck’s second cousin and (iv) an unrelated party.

Pursuant to the Consulting Agreement (as defined below in Item 5.02), on the Effective Date, Cornerworld issued a warrant to Peter A. Lazor to purchase 250,000 shares of Common Stock (the “Lazor Warrant”, and together with the Timmer Warrants, the “Warrants”) at an exercise price of $0.50 per share. The Lazor Warrant is exercisable during the period beginning on the Effective Date and ending on February 23, 2016. Cornerworld agreed to register the shares underlying the Lazor Warrant in a registration statement to be filed no later than five months after the Effective Date.

The foregoing description is a summary only and is qualified in its entirety by reference to the Lazor Warrant, attached hereto as Exhibit 10.16 and incorporated by reference herein.

The shares of Common Stock issued under the Stock Purchase Agreement, the Line of Credit Amendment, the Subscription Agreement and the amendments to the Cornerworld, Inc. Promissory Notes, and the shares of Common Stock issuable upon the exercise of each of the Warrants were not registered under the Securities Act of 1933 (the “Securities Act”), and bear restrictive legends that reflect this status. Each issuance of Common Stock set forth in Item 1.01 and this Item 3.02 of this Current Report on Form 8-K and the issuance of each of the Warrants was a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

(b) On the Effective Date, Kelly Larabee Morlan notified the Board of Directors of Cornerworld of her decision to resign from the Board of Directors of Cornerworld, effective as of the consummation of the transactions contemplated by the Stock Purchase Agreement.

(c) In connection with the Acquisition, Woodland Wireless entered into an employment agreement with Mr. Timmer (the “Employment Agreement”) effective as of the Effective Date. Pursuant to the terms of the Employment Agreement, Mr. Timmer will serve as the Chief Operating Officer of Woodland Holdings. The term of Mr. Timmer’s employment is four years, subject to earlier termination for Cause (as defined in the Employment Agreement). Mr. Timmer will receive a base salary of $50,000 per year and will be entitled to 50% of the Woodland Group’s profits in excess of the Target EBITDA in each of the three twelve-month periods ending January 31st following the Acquisition, subject to certain conditions (each, a “Profit Participation Payment”). To the extent he is otherwise eligible under the terms thereof, Mr. Timmer is entitled to participate in the medical insurance plans generally provided by Cornerworld to executives of Cornerworld.

If Mr. Timmer is terminated without Cause or resigns for Good Reason (as such terms are defined in the Employment Agreement), he will be entitled to the full Profit Participation Payments that are remaining in the term and the full amount of his base salary for the remainder of the term.

The foregoing description is a summary only and is qualified in its entirety by reference to the Employment Agreement, attached hereto as Exhibit 10.17 and incorporated by reference herein.

Ned B. Timmer, 51, has been the President of T2 Communications, T2TV and Visitatel from April 2003 through the Effective Date and the President of Woodland Wireless and Ranger from August 2001 through the Effective Date. The foregoing companies are application service providers, including patented roaming and short code services to the wireless industry serving cellular providers in the United States, Canada and the Caribbean. Mr. Timmer was also the President of Brocom Telecom LLC from August 1998 through December 2004. Mr. Timmer attended Oakland Community College in Farmington Hills, Michigan. Mr. Timmer was the 2004 recipient of the Holland Chamber of Commerce, Lou Hallacy Distinguished Service Award. Mr. Timmer currently serves on the boards of the Boys and Girls Club of Holland, the Holland Chamber of Commerce, the HCC Foundation, and has served on the board of Paragon Bank and Trust.

(d) In connection with the Acquisition, the Board of Directors of Cornerworld increased its size to five total directors and appointed Mr. Timmer and Mr. Lazor members of the Board of Directors of Cornerworld, effective as of the Effective Date.

Peter A. Lazor, 40, has been the President of Cardinal Points, a technology advisory firm, since January, 2007. Prior to establishing Cardinal Points, Mr. Lazor served as Vice President of BCN Telecom from March 2004 to January 2007. From 2000 to 2004 Mr. Lazor was Director of Business Development EMEA for M7 Networks Ltd. (funded by Qualcomm) and Cascadent Communications Ltd. (funded by Cisco Systems and HP) in London. Mr. Lazor holds a Bachelors of Science Degree from Babson College and was a 1991 Thomas J. Watson Fellow.

Cornerworld entered into a consulting agreement with Mr. Lazor (the “Consulting Agreement”), effective as of the Effective Date, pursuant to which Mr. Lazor will provide advice and consulting services as may be requested by Cornerworld from time to time for a period of one year following the Effective Date. On the Effective Date, Cornerworld issued the Lazor Warrant to Mr. Lazor pursuant to the Consulting Agreement. The foregoing description is a summary only and is qualified in its entirety by reference to the Consulting Agreement, attached hereto as Exhibit 10.18 and incorporated by reference herein.

The description of the Employment Agreement set forth in Item 5.02(c) of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K as soon as practicable but not later than May 11, 2009, which date is 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable but not later than May 11, 2009, which date is 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement
2.2	Unit Purchase Agreement
10.1	Debenture
10.2	Purchase Money Note
10.3	31,450,000 Warrant
10.4	2,750,000 Warrant
10.5	Cornerworld Pledge and Security Agreement securing the Debenture and the Purchase Money Note
10.6	Woodland Holdings Pledge and Security Agreement securing the Debenture and the Purchase Money Note
10.7	Guaranty
10.8	Earn-Out Agreement
10.9	Subscription Agreement
10.10	Promissory Note
10.11	Cornerworld Pledge and Security Agreement securing the Promissory Note
10.12	Woodland Holdings Pledge and Security Agreement securing the Promissory Note
10.13	Line of Credit
10.14	Line of Credit Amendment
10.15	Letter Agreement
10.16	Lazor Warrant
10.17	Employment Agreement
10.18	Consulting Agreement
99.1	Press Release dated February 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerworld Corporation

Dated: February 27, 2008	By:	/s/ Scott Beck
Scott Beck
Chief Executive Officer